UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2016

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 700 Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 622-3131

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2016, Jonathan M. Gottsegen resigned his position as Senior Vice President, General Counsel and Corporate Secretary of United Rentals, Inc. (the “Company”) in order to assume an opportunity with another company. Mr. Gottsegen remains with the Company through January 21, 2016 as part of the transition of his role.

Effective January 22, 2016, Craig A. Pintoff has been named General Counsel of the Company, in addition to his existing role as Senior Vice President, Human Resources. Mr. Pintoff has served as Senior Vice President, Human Resources since April 2011 and previously as Vice President, Human Resources since July 2005. Mr. Pintoff joined the Company in 2003 as director-legal affairs, with responsibility for leading the human resources division of the Company’s legal department. Prior to joining the Company, Mr. Pintoff was chief benefits and employment counsel for Crompton Corporation in Connecticut and an attorney with White & Case LLP. Mr. Pintoff holds a Juris Doctor degree from Columbia Law School and a Masters in Tax (LL.M.) from the New York University School of Law.

The Company will file an amendment to this Form 8-K to report any material plan, contract or amendment to which Mr. Pintoff is a party that is entered into in connection with his appointment as General Counsel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2016

UNITED RENTALS, INC.

By:	/s/ William B. Plummer
Name:	William B. Plummer
Title:	Executive Vice President and Chief Financial Officer

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ William B. Plummer
Name:	William B. Plummer
Title:	Executive Vice President and Chief Financial Officer